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EXHIBIT 21.1

UNITEDGLOBALCOM, INC.
SUBSIDIARIES

Name	Country
chello broadband Australia Pty Ltd.	Australia
chello broadband GmbH	Austria
Priority Telecom GmbH (AUT)	Austria
Priority Telecommunication und Internet GmbH	Austria
Priority Wireless Telecommunications GmbH	Austria
Telekabel Graz GmbH, a limited liability company	Austria
Telekabel Klagenfurt GmbH, a limited liability company	Austria
Telekabel Wien GmbH, a limited liability company	Austria
Telekabel-Fernsehnetz Region Baden Betriebs GmbH, a limited liablity company	Austria
Telekabel-Fernsehnetz Wiener Neustadt Neunkirchen Betriebs GmbH, a limited liability company	Austria
Priority Telecom Belgium NV/SA	Belgium
UPC Belgium S.A.	Belgium
Multitel S.A.	Bolivia
RapiX Tecnologia e Internet Ltda.	Brazil
TV Show Brasil S.A.	Brazil
UnitedGlobalCom do Brasil Tecnologia, Ltda.	Brazil
UCOM Latin America Finance, Inc.	Cayman Islands
United Chile Ventures, Inc.	Cayman Islands
Enalur S.A.	Chile
Inversiones United Latin America Ltda.	Chile
VTR Banda Ancha S.A.	Chile
VTR Galaxy S.A.	Chile
VTR Global Carrier S.A.	Chile
VTR GlobalCom S.A.	Chile
VTR Ingenieria S.A.	Chile
VTR Net S.A.	Chile
UPC Hrvatska d.d.	Croatia
KabelNet Holding a.s.	Czech
UPC Ceská republika a.s.	Czech
UPC Sport sro	Czech
Priority Telecom Denmark A/B	Denmark
Priority Wireless Finland OY	Finland
chello broadband SAS	France
Cignal Global Communications France S.A.S.	France
Cité Câble Auvergne	France
Cité Câble Caladois	France
Cité Câble Centre Bretagne	France
Cité Câble Essonne	France
Cité Câble Goussainville	France
Cité Câble Jurassienne	France
Cité Câble S.A.	France
Cité Câble Saintonges	France
InterComm France Holding S.A.	France

MediaReseaux S.A.	France
Priority Telecom France S.A.S.	France
Réseaux Câble Côte d'Azur	France
Rhône Vision Cable S.A.S.	France
SIRC Holding SNC	France
SIRC SNC	France
Somerco SARL	France
TME France	France
UPC France S.A.	France
Vidéopole Assistance S.A.	France
Vidéopole Services S.A.	France
PCOM AG	Germany
chello broadband Kft	Hungary
Monor CATV Kft	Hungary
Monor Telefon RT	Hungary
Priority Telecom Hungary Kft	Hungary
Szabinet Kft	Hungary
Tapiotel RT	Hungary
UPC Direct Kft	Hungary
UPC Magyarorszag Kft	Hungary
Cignal Global Telecommunications Ireland Limited	Ireland
chello broadband Mexico A.S. de R.L de CV	Mexico
A2000 Holding N.V.	Netherlands
Arrivo on Demand B.V.	Netherlands
Belmarken Holding B.V.	Netherlands
Bicatobe Investments B.V.	Netherlands
Binan Investments B.V.	Netherlands
Cable Network Holding B.V.	Netherlands
Cable Networks Austria Holding B.V.	Netherlands
Cable Networks Netherlands Holding B.V.	Netherlands
chello broadband B.V.	Netherlands
chello broadband N.V.	Netherlands
chello broadband Nederland B.V.	Netherlands
chello Media B.V.	Netherlands
chello Media Investments B.V.	Netherlands
Cignal Global Communications B.V.	Netherlands
Door2Door B.V.	Netherlands
ESC Programming B.V.	Netherlands
Extreme VoF, a general partnership	Netherlands
Kabeltelevisie Amsterdam B.V.	Netherlands
Kabeltelevisie Eindhoven N.V.	Netherlands
Labesa Holding B.V.	Netherlands
Paruse B.V.	Netherlands
Plator Holding B.V.	Netherlands
Poland Cablevision (Netherlands) B.V.	Netherlands
Priority Holding B.V.	Netherlands
Priority Telecom N.V.	Netherlands
Priority Telecom Netherlands B.V.	Netherlands
Priority Wireless B.V.	Netherlands
Selasa Holding B.V.	Netherlands

Stipdon Investments B.V.	Netherlands
Telekabel Beheer B.V.	Netherlands
Telekabel Hungary B.V.	Netherlands
U.C.T. Netherlands B.V.	Netherlands
UGC Europe B.V.	Netherlands
UGCE Services B.V.	Netherlands
United Football Broadcasting B.V.	Netherlands
UniPort Communications B.V.	Netherlands
UnitedGlobalCom Europe B.V.	Netherlands
United Pan-Europe Communications N.V.	Netherlands
UPC Alkmaar Holding B.V.	Netherlands
UPC Bondi B.V.	Netherlands
UPC Czech Holding B.V.	Netherlands
UPC Direct Programming B.V.	Netherlands
UPC Distribution Holding B.V.	Netherlands
UPC Distribution Holding II B.V.	Netherlands
UPC Distribution Services N.V.	Netherlands
UPC Europe B.V.	Netherlands
UPC Exploitation Holding B.V.	Netherlands
UPC Exploitation Holding II B.V.	Netherlands
UPC France Holding B.V.	Netherlands
UPC Holding B.V.	Netherlands
UPC Holding II B.V.	Netherlands
UPC Holding III B.V.	Netherlands
UPC Holding IV B.V.	Netherlands
UPC Holding Services B.V.	Netherlands
UPC Intermediates B.V.	Netherlands
UPC Internet Holding B.V.	Netherlands
UPC Investments I B.V.	Netherlands
UPC KabelTV & Telecom B.V.	Netherlands
UPC Management B.V.	Netherlands
UPC Nederland B.V.	Netherlands
UPC Nederland Services B.V.	Netherlands
UPC Operations B.V.	Netherlands
UPC Programming B.V.	Netherlands
UPC Romania Holding B.V.	Netherlands
UPC Scandinavia Holding B.V.	Netherlands
UPC Services B.V.	Netherlands
UPC Slovakia Holding B.V.	Netherlands
UPC Somax B.V.	Netherlands
UPC Telecom B.V.	Netherlands
UPC Transsylvania B.V.	Netherlands
UPC TV Holding B.V.	Netherlands
Wizja TV B.V.	Netherlands
Zomerwind Holding B.V.	Netherlands
chello broadband A.S.	Norway
Priority Telecom Norway A.S.	Norway
UPC Norge A.S.	Norway
Teleweb S.A.	Paraguay
Peru GlobalCom S.A.	Peru

Star GlobalCom S.A.	Peru
At Media Sp. z o.o.	Poland
Polska Telewizja Cyfrowa Wizja TV Sp. z o.o.	Poland
Polska Telewizja Kablowa S.A.	Poland
Poltelkab Sp. z o.o.	Poland
Synergy Investment Sp. z o.o.	Poland
TK Gosat Sp. z o.o.	Poland
TV Kabel Sp. z o.o.	Poland
UPC Telewizja Kablowa Sp. z o.o.	Poland
Eurosat CA-TV SRL	Romania
UPC Romania S.A.	Romania
Priority Telecom Slovakia s.r.o.	Slovak Rep.
Trnavatel s.r.o., a limited liability company	Slovak Rep.
UPC Slovensko s.r.o.	Slovak Rep.
chello broadband AB	Sweden
NBS Nordic Broadband Services A.B.	Sweden
UPC Digital AB	Sweden
UPC Sverige AB	Sweden
Priority Telecom Switzerland GmbH	Switzerland
Priority Wireless Switzerland AG	Switzerland
chello broadband Ltd.	UK
Inergy Limited	UK
Priority Telecom U.K. Limited	UK
UGCE Services Ltda.	UK
UPC Programming Services Limited	UK
UPC Services Ltd.	UK
UPC tvi Limited	UK
Enalur S.A.	Uruguay
UPC Financing Partnership	USA
Hunan Cable Television Corporation	USA-Colo
Research Enterprises Inc.	USA-Colo
UGC Properties, Inc.	USA-Colo
UGCH Finance Inc.	USA-Colo
UIH China Holdings, Inc.	USA-Colo
UIH Middle East, Inc.	USA-Colo
UIH Philippines Holdings, Inc.	USA-Colo
UIM Aircraft, Inc.	USA-Colo
United AUN, Inc.	USA-Colo
United Brazil, Inc.	USA-Colo
United Chile, Inc.	USA-Colo
United Communications Finance, Inc.	USA-Colo
United Internet, Inc.	USA-Colo
United Latin America, Inc.	USA-Colo
United Latin American Holdings, Inc.	USA-Colo
United Latin America Management, Inc.	USA-Colo
United Latin America Programming, Inc.	USA-Colo
United Latin American Ventures, Inc.	USA-Colo
United Management, Inc.	USA-Colo
United Mexico, Inc.	USA-Colo
United Mexico Resources, Inc.	USA-Colo

United Mexico Ventures, Inc.	USA-Colo
United Peru, Inc.	USA-Colo
United Programming, Inc.	USA-Colo
United UAP, Inc.	USA-Colo
UPC Aviation Services Inc.	USA-Colo
UPC Romania, Inc.	USA-Colo
@Entertainment Programming, Inc.	USA-Del
CGC Securities Corp.	USA-Del
Cignal Global Communications Canada Holding, Inc.	USA-Del
Cignal Global Communications Carrier Services, Inc.	USA-Del
Europe Acquisition, Inc.	USA-Del
Priority Telecom, Inc.	USA-Del
Kabelkom Holding Co.	USA-Del
Old UGC, Inc.	USA-Del
Poland Communications, Inc.	USA-Del
UGC Europe, Inc.	USA-Del
UGC/SPCo, Inc.	USA-Del
UIH Romania Ventures, Inc.	USA-Del
United Asia\Pacific Communications, Inc.	USA-Del
United UPC Holdings, Inc.	USA-Del
UPC Polska, Inc.	USA-Del
United UPC Bonds LLC	USA-Del
UPC Staffing Inc.	USA-Del
Hungary Holding Co., a general partnership	USA-NY

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  EXHIBIT 21.1